Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-285036

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933 but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 12, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

TO PROSPECTUS DATED APRIL 9, 2025

UNITED PARCEL SERVICE, INC.

$             Floating Rate Senior Notes due 2076

We will pay interest on the notes quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, beginning on December 1, 2026, and on the maturity date. The notes will bear interest at the rate equal to Compounded SOFR (as defined herein) less 0.350% per year. The stated maturity of the notes is September 1, 2076.

We have the option to redeem all or a portion of the notes beginning on September 1, 2056 at the redemption prices listed in this prospectus supplement plus accrued and unpaid interest to the redemption date.

The holders of the notes may require us to repay all or a portion of the notes on March 1 and September 1 of every year, commencing September 1, 2027 through and including September 1, 2037 and thereafter on September 1 of every subsequent second year through and including September 1, 2073 at the repayment prices listed in this prospectus supplement plus accrued and unpaid interest to the repayment date.

If there is a “tax event,” we have the right to shorten the maturity of the notes to the extent needed so that the interest we pay on the notes will be deductible for United States Federal income tax purposes. On the new maturity date, we will pay 100% of the principal amount of the notes plus accrued and unpaid interest to the new maturity date.

There is no established trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.

Investing in the notes involves risks. See “Risk Factors” on page S-3 of this prospectus supplement for a discussion of certain risks that should be considered in connection with an investment in the notes as well as the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public Offering Price (1)		%	$
Underwriting Discount		%	$
Proceeds (before expenses) to UPS		%	$

(1) The public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from and including August         , 2026 and must be paid by the purchasers if the notes are delivered after August          , 2026.

We expect the notes to be delivered in book-entry form only through The Depository Trust Company on or about                 , 2026, which is the                 business day following the date of pricing of the notes (this settlement cycle being referred to as “T+                 ”). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade the notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+                , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes to the date of pricing should consult their own advisor.

Joint Book-Running Managers

J.P. Morgan	Morgan Stanley	RBC Capital Markets	UBS Investment Bank

The date of this prospectus supplement is August                 , 2026.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not, and the underwriters have not, authorized anyone else to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering of notes. The second part, the accompanying prospectus, provides more general information about securities which we may offer, some of which does not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Before deciding whether to purchase any notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” in this prospectus supplement and under the heading “Where You Can Find More Information” in the accompanying prospectus.

Unless otherwise indicated, all references in this prospectus supplement to “we,” “our” or “UPS” refer to United Parcel Service, Inc., a Delaware corporation, and its consolidated subsidiaries.

DESCRIPTION OF UPS

United Parcel Service, Inc. (“UPS”), founded in 1907, is a global package delivery and logistics provider. We offer a broad range of industry-leading products and services through our extensive global presence, serving over 200 countries and territories. Our services include transportation and delivery through our integrated air and ground network, distribution, contract logistics, ocean freight, air freight, customs brokerage and insurance. In 2025, we delivered an average of 20.8 million packages per day, totaling 5.2 billion packages during the year. Total revenue in 2025 was $88.7 billion.

Our principal executive office is located at 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, telephone (404) 828-6000.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include certain “forward-looking statements.” Statements in the future tense, and all statements accompanied by terms such as “will,” “believe,” “project,” “expect,” “estimate,” “assume,” “intend,” “anticipate,” “target,” “plan” and variations thereof and similar terms, are intended to be forward-looking statements.

Our discussion and analysis in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements regarding our intent, belief and current expectations about our strategic direction, prospects and future results. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or anticipated results. These risks and uncertainties include, but are not limited to, those discussed in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein and available from the SEC. You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements, except as required by law.

RISK FACTORS

Investing in the notes involves risks. Before making a decision to invest in the notes, you should carefully consider the risks described below and under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

Reform of Secured Overnight Financing Rate (“SOFR”) and the regulation or discontinuation of this and other “benchmarks” may adversely affect the value of and return on any notes based on or linked to a “benchmark.”

SOFR and other indices which are deemed “benchmarks” have been the subject of recent national, international, and other regulatory guidance and reform. These reforms may cause such benchmarks to perform differently than in the past, or to be discontinued, or have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on the value of and return on any notes based on or linked to a “benchmark.”

Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of “benchmarks” could increase the costs and risks of administering or otherwise participating in the setting of a “benchmark” and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or participate in certain “benchmarks,” trigger changes in the rules or methodologies used in certain “benchmarks,” or lead to the disappearance of certain “benchmarks.”

Any consequential changes to SOFR or any other “benchmark” as a result of United States or other international, national, or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes could have a material adverse effect on the trading market for, value of and return on any notes based on or linked to such “benchmark.”

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as USD LIBOR. Although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the notes may fluctuate more than floating rate debt securities that are linked to less volatile rates. In addition, the volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repurchase agreement (“repo”) market. The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in the notes.

Any failure of SOFR to gain market acceptance could adversely affect the notes.

According to the ARRC, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to USD LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which USD LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on and value of the notes and the price at which investors can sell the notes in the secondary market.

Very limited market precedent exists for securities that use SOFR as the interest rate and the method for calculating an interest rate based upon SOFR in those precedents varies. In addition, if SOFR does not become widely used as a benchmark in securities that are similar or comparable to the notes, the trading price of the notes may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for floating-rate debt securities linked to SOFR, such as the spread over the base rate reflected in interest rate provisions or the manner of compounding the base rate, may evolve over time, and trading prices of the notes may be lower than those of later-issued SOFR-based debt securities as a result. Investors in the notes may not be able to sell the notes at all or may not be able to sell the notes at prices that will provide them with a return comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The interest rate on the notes is based on a Compounded SOFR rate and the SOFR Index, both of which are relatively new in the marketplace.

For each interest period (as defined below), the interest rate on the notes is based on Compounded SOFR, which is calculated using the SOFR Index (as defined below) published by the Federal Reserve Bank of New York according to the specific formula described under “Description of the Notes—Interest—Compounded SOFR,” not the SOFR rate published on or in respect of a particular date during such interest period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on the notes during any interest period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during an interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on the notes on the Interest Payment Date (as defined below) for such interest period.

Limited market precedent exists for securities that use SOFR as the interest rate and the method for calculating an interest rate based upon SOFR in those precedents varies. In addition, the Federal Reserve Bank of New York only began publishing the SOFR Index on March 2, 2020. Accordingly, the use of the SOFR Index or the specific formula for the Compounded SOFR rate used in the notes may not continue to be widely adopted by other market participants, if at all. If the market adopts a different calculation method, that would likely adversely affect the liquidity and market value of the notes.

Compounded SOFR with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

The level of Compounded SOFR applicable to a particular interest period and, therefore, the amount of interest payable with respect to such interest period will be determined on the Interest Payment Determination Date (as defined below) for such interest period. Because each such date is near the end of such interest period, you will not know the amount of interest payable with respect to a particular interest period until shortly prior to the related Interest Payment Date (as defined below) and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such Interest Payment Date (as defined below). In addition, some investors may be unwilling or unable to trade the notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the notes.

The SOFR Index may be modified or discontinued and the notes may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of the notes.

The SOFR Index is published by the Federal Reserve Bank of New York based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. There can be no guarantee, particularly given its relatively recent introduction, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the notes and the trading prices of the notes. In addition, the Federal Reserve Bank of New York may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that interest period has been determined.

If we or our Designee (which may be the calculation agent, a successor calculation agent, an independent financial advisor or any other designee of ours (any of such entities, a “Designee”) determines that a Benchmark Transition Event and its related Benchmark Replacement Date (as defined below) have occurred in respect of the SOFR Index, then the interest rate on the notes will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to as a “Benchmark Replacement”, as further described under the caption “Description of the Notes—Interest —Compounded SOFR.”

If a particular Benchmark Replacement (as defined below) or Benchmark Replacement Adjustment (as defined below) cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined below) (such as the ARRC), (ii) the International Swaps and Derivatives Association (“ISDA”) or (iii) in certain circumstances, us or our Designee. In addition, the terms of the notes expressly authorize us or our Designee to make Benchmark Replacement Conforming Changes (as defined below) with respect to, among other things, changes to the definition of “interest period”, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the notes in connection with a Benchmark Transition Event, could adversely affect the value of the notes, the return on the notes and the price at which you can sell such notes.

In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the notes, the return on the notes and the price at which you can sell the notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iv) the secondary trading market for notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

We or our Designee will make certain determinations with respect to the notes, which determinations may adversely affect the notes.

We or our Designee will make certain determinations with respect to the notes as further described under the caption “Description of the Notes.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our Designee will make certain determinations with respect to the notes in our or our Designee’s sole discretion as further described under the caption “Description of the Notes—Interest —Compounded SOFR.” Any determination, decision or election pursuant to the benchmark replacement provisions not made by our Designee will be made by us. Any of these determinations may adversely affect the value of the notes, the return on the notes and the price at which you can sell such notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded SOFR or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of the notes, the return on the notes and the price at which you can sell such notes. For further information regarding these types of determinations, see “Description of the Notes—Interest—Compounded SOFR.”

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $            , after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes.

CAPITALIZATION

The table below sets forth our consolidated capitalization as of June 30, 2026 on an actual basis and as adjusted to give effect to (1) the issuance and sale of the $1,000,000,000 aggregate principal amount of 4.850% Senior Notes due 2031, which were issued and sold on August           , 2026 (the “Prior Offering”) and the receipt of the net proceeds from the Prior Offering and (2) the issuance and sale of the notes offered hereby and the receipt of the net proceeds from the sale of the notes. See “Use of Proceeds.”

You should read the table together with our consolidated financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2026
	Actual	As Adjusted
	(amounts in millions)
Cash and Cash Equivalents	$4,653	$
Debt Included in Current Liabilities:
Current Maturities of Long-Term Debt, Commercial Paper and Finance Leases	$634	$
Debt Included in Long-Term Liabilities:
Long-Term Debt and Finance Leases, excluding Current Maturities	23,850
Total Debt	$24,484	$
Pension and Postretirement Benefit Obligations	6,341
Shareowners’ Equity	15,099		15,099
Total Debt, Pension and Postretirement Benefit Obligations, and Shareowners’ Equity	$45,924	$

DESCRIPTION OF THE NOTES

We are offering $         aggregate principal amount of Floating Rate Senior Notes due 2076. The notes will constitute a series of senior debt securities described in the accompanying prospectus. The following description supplements and, to the extent it is inconsistent with, replaces the description of the general terms and provisions contained in “Description of the Debt Securities” in the accompanying prospectus. Any capitalized terms that are defined in the accompanying prospectus have the same meanings in this section unless a different definition appears in this section.

The notes will be issued under the indenture dated as of September 30, 2022, entered into with U.S. Bank Trust Company, National Association, as trustee. We urge you to read the indenture, because the indenture and the terms included in the notes, not the summaries below and in the accompanying prospectus, define your rights. You may obtain a copy of the indenture from us without charge. See the section entitled “Where You Can Find More Information” in the accompanying prospectus.

General

The notes:

•	will be in an aggregate initial principal amount of $ , subject to our ability to issue additional notes which may be of the same series as the notes as described under “—Further Issues,”

•	will mature on September 1, 2076,

•	will bear interest at a rate equal to Compounded SOFR less 0.350% per year,

•	will be our unsecured and unsubordinated obligations, ranking equally with our other present and future outstanding unsecured and unsubordinated indebtedness,

•	will be issued as a separate series under the indenture, in registered, book-entry form only,

•	will be issued in U.S. dollars in denominations of $1,000 and integral multiples of $1,000 in excess thereof,

•	will be redeemable by us prior to the stated maturity at the times and prices described herein, and

•	will not be subject to any sinking fund.

In some circumstances, we may elect to discharge our obligations on the notes through defeasance or covenant defeasance. See “Description of the Debt Securities—Defeasance and Covenant Defeasance” in the accompanying prospectus for more information about how we may do this.

The indenture generally does not limit our ability to incur additional debt and does not contain financial or similar restrictive covenants, except as described in the accompanying prospectus under the caption “Description of Debt Securities—Additional Covenants.”

Interest

The notes will bear interest at a per annum rate equal to the greater of (i) Compounded SOFR less 0.350% and (ii) 0.00%. Interest on the notes will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on December 1, 2026 (each, an “Interest Payment Date”), and on the maturity date.

Interest will be payable on each Interest Payment Date to the persons in whose names the notes are registered at the close of business on February 15, May 15, August 15, and November 15, as applicable (in each case, whether or not a Business Day (as defined below)), immediately preceding the related Interest Payment Date; provided, however, that interest payable on the maturity date shall be payable to the person to whom the principal of such notes shall be payable. Interest on the notes will be computed on the basis of a 360-day year and the actual number of days in the Observation Period (as defined below).

Notwithstanding anything to the contrary in this prospectus supplement, so long as the notes are in book-entry form, we will make payments of principal and interest through the trustee to The Depository Trust Company (“DTC”).

If any Interest Payment Date falls on a day that is not a Business Day, we will make the interest payment on the next succeeding business day unless that business day is in the next succeeding calendar month, in which case (other than in the case of a maturity date) we will make the interest payment on the immediately preceding business day. If an interest payment is made on the next succeeding business day, no interest will accrue as a result of the delay in payment. If the maturity date for the notes falls on a day that is not a Business Day, the payment due on such date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement.

As further described herein, on each Interest Payment Determination Date (as defined below) relating to the applicable Interest Payment Date, the calculation agent will calculate the amount of accrued interest payable on the notes for each interest period by multiplying (i) the outstanding principal amount of the notes by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360. In no event will the interest on the notes be less than zero.

The term “interest period” means the period commencing on any Interest Payment Date (or, with respect to the initial interest period only, commencing on August         , 2026) to, but excluding, the next succeeding Interest Payment Date, and in the case of the last such period, from and including the Interest Payment Date immediately preceding the maturity date to but excluding the maturity date.

“Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are authorized or obligated by law or executive order to close in The City of New York and, for any place of payment outside of The City of New York, in such place of payment.

The term “maturity,” when used with respect to a note, means the date on which the principal of such note or an installment of principal becomes due and payable as therein provided or as provided in the indenture, whether at the stated maturity or by declaration of acceleration, call for redemption, repayment or otherwise.

Secured Overnight Financing Rate and the SOFR Index

SOFR is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The SOFR Index is published by the Federal Reserve Bank of New York and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.

The Federal Reserve Bank of New York notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that interest period has been determined.

Compounded SOFR

“Compounded SOFR” will be determined by the calculation agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” = For periods other than the initial interest period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial interest period, the SOFR Index value on August           , 2026;

“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable Interest Payment Date (or in the final interest period, relating to the maturity date); and

“dc” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR,

“Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each Interest Payment Date (or, in the final interest period, before the maturity date).

“Observation Period” means, in respect of each interest period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date two U.S. Government Securities Business Days preceding the Interest Payment Date for such interest period (or in the final interest period, preceding the maturity date).

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)	the SOFR Index value as published by the SOFR Administrator (as defined below) as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)	if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the notes, if we or our Designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period on the notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable margin.

SOFR Index Unavailable Provisions

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of Benchmark Transition Event

(1)	Benchmark Replacement. If we or our Designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined below) in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes in respect of such determination on such date and all determinations on all subsequent dates.

(2)	Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or our Designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

(3)	Decisions and Determinations. Any determination, decision or election that may be made by us or our Designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by us, will be made in our sole discretion;

•	if made by our Designee, will be made after consultation with us, and such Designee will not make any such determination, decision or election to which we object; and

•	notwithstanding anything to the contrary in this prospectus supplement and the accompanying prospectus, shall become effective without consent from the holders of the notes or any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by us or our Designee (which may be our affiliate) on the basis as described above. The calculation agent shall have no liability for not making any such determination, decision or election.

Certain Defined Terms

As used herein:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark (as defined below) with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided, that if we or our Designee cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our Designee as of the Benchmark Replacement Date:

a)	the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

b)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

c)	the sum of: (a) the alternate rate of interest that has been selected by us or our Designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our Designee as of the Benchmark Replacement Date:

a)	the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

b)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

c)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our Designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated notes at such time.

The Benchmark Replacement Adjustment shall not include the margin specified in this prospectus supplement, and such margin shall be applied to the Benchmark Replacement to determine the interest payable on the notes.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition or interpretation of “interest period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters) that we or our Designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our Designee decides that adoption of any portion of such market practice is not administratively feasible or if we or our Designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our Designee determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

a)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

b)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

a)	a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

b)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

c)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our Designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

U.S. Bank Trust Company, National Association, or its successor appointed by us, will act as calculation agent. All determinations made by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on us and the holders of the notes. So long as Compounded SOFR is required to be determined with respect to the notes, there will at all times be a calculation agent. In the event that any then acting calculation agent shall be unable or unwilling to act, or that such calculation agent shall fail duly to establish Compounded SOFR for any interest period, or we propose to remove such calculation agent, we shall appoint another calculation agent.

None of the trustee, the paying agent and the calculation agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

None of the trustee, the paying agent and the calculation agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus supplement as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this prospectus supplement and reasonably required for the performance of such duties.

Optional Redemption

The notes may be redeemed at any time, at our option, in whole or in part, in amounts of $1,000 or any multiple of $1,000 in excess thereof, at the following redemption prices (in each case expressed as a percentage of the principal amount), if redeemed during the six month periods beginning on September 1 and March 1 of any of the following years:

Redemption Date	Price
September 1, 2056	105.00%
March 1, 2057	105.00%
September 1, 2057	104.50%
March 1, 2058	104.50%
September 1, 2058	104.00%
March 1, 2059	104.00%
September 1, 2059	103.50%
March 1, 2060	103.50%
September 1, 2060	103.00%
March 1, 2061	103.00%
September 1, 2061	102.50%
March 1, 2062	102.50%
September 1, 2062	102.00%
March 1, 2063	102.00%
September 1, 2063	101.50%
March 1, 2064	101.50%
September 1, 2064	101.00%
March 1, 2065	101.00%
September 1, 2065	100.50%
March 1, 2066	100.50%
September 1, 2066	100.00%

and thereafter at 100% of the principal amount, in each case, together with any accrued and unpaid interest to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an Interest Payment Date).

We must mail notice of any redemption at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless we default in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of the notes called for redemption.

In the event of any redemption of less than all the outstanding notes, the particular notes (or portions of notes in multiples of $1,000) to be redeemed shall be selected by the trustee by the method the trustee considers fair and appropriate.

Repayment at Option of Holder

The notes will be repayable at the option of the holder of the notes, in whole or in part, on the repayment dates and at the repayment prices (in each case expressed as a percentage of the principal amount) set forth in the following table:

Repayment Date	Price
September 1, 2027	98.00%
March 1, 2028	98.00%
September 1, 2028	98.00%
March 1, 2029	98.00%
September 1, 2029	98.00%
March 1, 2030	98.00%
September 1, 2030	98.00%
March 1, 2031	98.00%
September 1, 2031	98.00%
March 1, 2032	98.00%
September 1, 2032	99.00%
March 1, 2033	99.00%
September 1, 2033	99.00%
March 1, 2034	99.00%
September 1, 2034	99.00%
March 1, 2035	99.00%
September 1, 2035	99.00%
March 1, 2036	99.00%
September 1, 2036	99.00%
March 1, 2037	99.00%
September 1, 2037	100.00%

and on September 1 of every subsequent second year thereafter at 100% of the principal amount, through and including September 1, 2073, in each case, together with any accrued and unpaid interest to the repayment date (subject to the rights of holders of record on relevant record dates to receive interest due on an Interest Payment Date).

In order for a note to be repaid, the paying agent must receive, at least 10 but not more than 60 calendar days before the optional repayment date, (1) the note with the form entitled “Option to Elect Repayment” on the reverse of the note duly completed or (2) a telegram, facsimile transmission or a letter from a member of a national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States which must set forth:

•	the name of the holder of the note;

•	the principal amount of the note;

•	the principal amount of the note to be repaid;

•	the certificate number or a description of the tenor and terms of the note;

•	a statement that the option to elect repayment is being exercised; and

•	a guarantee that the note is to be repaid.

These items, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the note, must be received by the paying agent not later than the fifth Business Day after the date of that telegram, facsimile transmission or letter. The repayment option may be exercised by the holder of a note for less than the entire principal amount of the note but, in that event, the principal amount of the note remaining outstanding after repayment must be in an authorized denomination.

Conditional Right to Shorten Maturity

We intend to deduct interest paid on the notes for United States Federal income tax purposes. However, there have been proposed tax law changes in the past that, among other things, would have prohibited an issuer from deducting interest payments on debt instruments with a maturity of more than 40 years. While none of these proposals has become law, we cannot assure you that similar legislation affecting our ability to deduct interest paid on the notes will not be enacted in the future or that any such legislation would not have a retroactive effective date. As a result, we cannot assure you that a tax event (as defined below) will not occur.

If a tax event occurs, we will have the right to shorten the maturity of the notes, without the consent of the holders of the notes, to the minimum extent required, in the opinion of nationally recognized independent tax counsel, so that, after shortening the maturity, interest paid on the notes will be deductible for United States Federal income tax purposes or, if that counsel cannot opine definitively as to such a minimum period, the minimum extent so required to maintain our interest deduction to the extent deductible under current law as determined in good faith by our board of directors, after receipt of an opinion of that counsel regarding the applicable legal standards. In that case, the amount payable on those notes on that new maturity date will be equal to 100% of the principal amount of those notes plus interest accrued on those notes to the date those notes mature on that new maturity date. We cannot assure you that we would not exercise our right to shorten the maturity of those notes if a tax event occurs or as to the period that the maturity would be shortened. If we elect to exercise our right to shorten the maturity of the notes when a tax event occurs, we will mail a notice to each holder of notes by first-class mail not more than 60 days after the occurrence of the tax event, stating the new maturity date of the notes. This notice shall be effective immediately upon mailing.

“Tax event” means that we shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of:

•	any amendment to, clarification of, or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States;

•	any judicial decision, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); or

•	any amendment to, clarification of, or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation,

in each case, occurring on or after August           , 2026, there is more than an insubstantial increase in the risk that interest paid by us on the notes is not, or will not be, deductible, in whole or in part, by us for United States Federal income tax purposes.

Notes Used as Qualified Replacement Property

Prospective investors seeking to treat the notes as “qualified replacement property” for purposes of section 1042 of the Internal Revenue Code should be aware that section 1042 requires the issuer to meet certain requirements in order for the notes to constitute qualified replacement property. In general, qualified replacement property is a security issued by a domestic operating corporation that did not, for the taxable year preceding the taxable year in which such security was purchased, have “passive investment income” in excess of 25 percent of the gross receipts of such corporation for such preceding taxable year (the “Passive Income Test”). For purposes of the Passive Income Test, where the issuing corporation is in control of one or more corporations or such issuing corporation is controlled by one or more other corporations, all such corporations are treated as one corporation (the “Affiliated Group”) when computing the amount of passive investment income for purposes of section 1042.

We believe that we qualify as a domestic operating corporation and that less than 25 percent of our Affiliated Group’s gross receipts is passive investment income for the taxable year ended December 31, 2025. In making this determination, we have made certain assumptions and used procedures which we believe are reasonable. We cannot give any assurance as to whether we will continue to qualify as a domestic operating corporation or meet the Passive Income Test. It is, in addition, possible that the Internal Revenue Service may disagree with the manner in which we have calculated our Affiliated Group’s gross receipts (including the characterization of those gross receipts) and passive investment income and the conclusions reached in this discussion. Prospective purchasers of the notes should consult with their own tax advisors with respect to these and other tax matters relating to the notes.

The notes are securities with no established trading market. No assurance can be given as to whether a trading market for the notes will develop or as to the liquidity of a trading market for the notes. The availability and liquidity of a trading market for the notes will also be affected by the degree to which purchasers treat the notes as qualified replacement property.

Further Issues

We may from time to time, without notice to or the consent of the registered holders of notes, create and issue further notes ranking equally with the notes in all respects. Such further notes may be consolidated and form a single series with the notes and have the same terms as to ranking, redemption or otherwise as the notes (other than the issue date and public offering price of such further notes and, if applicable, the first payment of interest following the issue date of such further notes); provided, however, that if such further notes are not fungible with the notes offered hereby for U.S. Federal income tax purposes, such further notes will not have the same “CUSIP” number as the notes offered hereby.

Book-Entry System

Upon issuance, the notes will be issued in book-entry form through DTC. The notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Owners of beneficial interests in the notes will receive all payments relating to their debt securities in U.S. dollars. Clearstream and Euroclear may hold interests on behalf of holders of notes through the accounts that each of these systems maintains to facilitate the clearance and settlement of transactions involving the notes.

A description of DTC’s procedures with respect to the notes is set forth in the section “Description of the Debt Securities—Book-Entry, Delivery and Form of Debt Securities” in the accompanying prospectus.

Notices

The trustee will mail notices by first class mail, postage prepaid, to each registered holder’s address as it appears in the security register. The trustee will only mail these notices to the registered holder of the notes, and consequently holders of beneficial interests will not receive these notices unless we reissue the notes in fully certificated form.

Governing Law

The indenture and the notes for all purposes will be governed by and construed in accordance with the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes the material U.S. Federal income and certain estate tax consequences to you of the beneficial ownership and disposition of notes. This summary deals only with holders that purchase notes in the initial offering at the issue price (i.e., the first price at which a substantial amount of notes is sold to investors) and that hold such notes as capital assets for U.S. Federal income tax purposes (generally, assets held for investment). This summary is for general information only and does not address all aspects of U.S. Federal income taxation that may be important to you in light of your particular circumstances, and it does not address state, local, foreign, alternative minimum or non-income tax considerations that may be applicable to you. This summary does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank or financial institution;

•	an insurance company;

•	a tax-exempt organization;

•	a real estate investment trust or regulated investment company;

•	a person that owns notes that are a hedge or that are hedged against interest rate risks;

•	a person required under section 451(b) of the Code to conform the timing of income accruals with respect to the notes to its financial statements;

•	a person that owns notes as part of a straddle, conversion, or other integrated transaction for tax purposes;

•	a person required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement;

•	a person subject to alternative minimum tax;

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar; or

•	a U.S. expatriate, “controlled foreign corporation,” or “passive foreign investment company.”

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations (including proposed regulations), rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, or subject to differing interpretations, so as to result in U.S. Federal income tax consequences different from those summarized below.

If an entity classified as a partnership for U.S. Federal income tax purposes holds our notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership holding notes or a partner in a partnership holding notes, you should consult your tax advisor as to the particular U.S. Federal income tax consequences applicable to you.

If you are considering the purchase of notes, you should consult your tax advisor concerning the particular U.S. Federal income and estate tax consequences to you of the beneficial ownership and disposition of notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction, including any state, local or non-U.S. tax consequences.

For purposes of this summary, a “U.S. holder” means a beneficial owner of a note that is any of the following for U.S. Federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity classified as a corporation under U.S. Federal income tax laws) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. Federal income taxation regardless of its source; or

•	a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

For purposes of this summary, a “non-U.S. holder” means a beneficial owner of a note that is not a U.S. holder and not a partnership for U.S. Federal income tax purposes.

Tax Classification of the Notes

We believe the notes should constitute indebtedness for U.S. Federal income tax purposes under current law. The remainder of this discussion assumes such treatment. In addition, the existence of the conditional right to shorten the maturity of the notes upon the occurrence of a “tax event” may cause the IRS to seek to apply the U.S. Treasury regulations governing contingent payment debt instruments. If the IRS were successful in asserting that the contingent payment debt instrument regulations applied to the notes, the timing and character of income thereon could be significantly affected. Among other things, a holder would be required to accrue original issue discount (“OID”) on the notes every year at a “comparable yield” determined at the time of their issuance. Furthermore, any gain realized by a holder at maturity or upon a sale or other disposition of a note generally would be treated as ordinary interest income rather than as capital gain.

We intend to take the position that the possibility that a “tax event” will occur is a remote contingency and therefore is generally ignored for purposes of the OID regulations. That position is binding on all holders, other than holders who disclose a contrary position in the manner required by applicable Treasury regulations, but it is not binding on the IRS. The remainder of this discussion accordingly assumes that the notes will not be treated as contingent payment debt instruments.

Finally, we intend to treat the notes as “variable rate debt instruments” for U.S. Federal income tax purposes, and the balance of this discussion assumes that this characterization is proper and will be respected.

It is anticipated, and the remainder of this discussion assumes, that the notes will not be issued with original issue discount for U.S. Federal income tax purposes.

U.S. Holders

Payments or Accruals of Interest

Payments or accruals of stated interest on a note will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts in accordance with your regular method of tax accounting.

Sale, Exchange, Retirement or Other Taxable Disposition of Notes

When you sell or exchange a note, or if a note that you hold is retired or otherwise disposed of in a taxable transaction, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued interest, which will be subject to tax in the manner described above under “Payments or Accruals of Interest”) and your adjusted tax basis in the note.

Your adjusted tax basis in a note generally will equal the cost of the note to you, reduced by any principal payments you previously received in respect of the note.

The gain or loss that you recognize on the sale, exchange, retirement or other disposition of a note generally will be capital gain or loss. The gain or loss on the sale, exchange, retirement or other disposition of a note will be long-term capital gain or loss if you have held the note for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder currently is eligible to be taxed at a lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Additional Tax on Net Investment Income

U.S. holders who are individuals, estates or certain trusts generally will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” in the case of an individual or “undistributed net investment income” in the case of an estate or trust, in each case for the relevant taxable year or (2) the excess of the U.S. person’s modified adjusted gross income in the case of an individual or adjusted gross income in the case of an estate or trust, in each case for the taxable year over a certain threshold. A U.S. holder’s “net investment income” will generally include any interest income or capital gain recognized by the holder with respect to the notes, unless such income or gain is derived in the ordinary course of the conduct of the holder’s trade or business (other than a trade or business that consists of certain passive or trading activities).

Information Reporting and Backup Withholding

Generally, if you are a non-corporate U.S. holder, payments on a note will be subject to information reporting. In addition, a non-corporate U.S. holder may be subject to a backup withholding tax on those payments if it fails to provide its accurate taxpayer identification number to us or our paying agent in the manner required, is notified by the Internal Revenue Service (the “IRS”) that it has failed to report all interest and dividends required to be shown on its U.S. Federal income tax return, or otherwise fails to comply with applicable backup withholding tax rules. In addition, U.S. holders may be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition of a note.

Any amounts withheld from payments to you under the backup withholding tax rules may be allowed as a credit against your U.S. Federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

U.S. Federal Withholding Tax

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act (FATCA),” payments of principal and stated interest on a note that are not effectively connected with your conduct of a U.S. trade or business will not be subject to U.S. Federal withholding tax, provided that, with respect to interest:

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable Treasury regulations;

•	you are not a bank receiving the interest pursuant to a loan made in the ordinary course of your trade or business; and

•	either (a) you provide your name and address on an IRS Form W-8BEN or W-8BEN-E (or other applicable form), and certify, under penalties of perjury, that you are not a U.S. person or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable Treasury regulations.

If you do not qualify for the portfolio interest exemption described above and the interest is not effectively connected with your conduct of a trade or business within the United States (as discussed below under “U.S. Federal Income Tax”), you will be subject to U.S. federal withholding tax at a rate of 30% (or lower applicable treaty rate). If you are entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty between the United States and your country of tax residence, and you establish your entitlement to treaty benefits by providing the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming such benefits, payments of interest made to you will be subject to the lower treaty rate (which may be zero if an exemption applies).

If interest paid to you is effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, you maintain a permanent establishment in the United States to which such interest is attributable), you will be exempt from U.S. federal withholding tax. To claim the exemption, you must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a note is not subject to withholding tax because it is effectively connected with the conduct by you of a trade or business within the United States.

Any such effectively connected interest generally will be subject to U.S. Federal income tax as described below under “U.S. Federal Income Tax”.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. You should consult your tax advisors regarding your entitlement to benefits under any applicable income tax treaty.

U.S. Federal Income Tax

If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and the interest is attributable to a permanent establishment maintained by you in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. tax on a net income basis), you will be subject to U.S. Federal income tax on that interest on a net income basis (although you will be exempt from the 30% withholding tax, provided you comply with certain certification requirements as described) in the same manner as if you were a U.S. holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless you qualify for a lower rate under an applicable income tax treaty.

Subject to the discussion below under “—Information Reporting and Backup Withholding,” any gain (other than any portion of the gain that represents accrued interest in which case the tax rules for interest as described above would apply to such portion) realized on the sale, exchange, retirement or other taxable disposition of a note generally will not be subject to U.S. Federal income tax unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if applicable, attributable to a permanent establishment maintained by you in the United States), in which case such gain generally will be subject to U.S. Federal income tax (and possibly the branch profits tax) in the same manner as applies to effectively connected interest income described above; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case you will be subject to U.S. Federal income tax at a flat rate of 30% (unless a lower applicable income tax treaty applies) on any such gain (net of certain U.S.-source losses, if any, provided you have timely filed U.S. Federal income tax returns with respect to such losses).

U.S. Federal Estate Tax

If you are an individual who at death is not a U.S. citizen or resident (as specially defined for U.S. Federal estate tax purposes), your estate will not be subject to U.S. Federal estate tax on notes beneficially owned by you at the time of your death, provided that (1) you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable Treasury regulations, and (2) interest on those notes would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

Information Reporting and Backup Withholding

The amount of interest paid to you, and the amount of any tax withheld with respect to such interest, must be reported annually to the IRS and you. Copies of the information returns reporting the amount of such interest and the amount of any tax withheld may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest on a note, provided that we do not have actual knowledge or reason to know that you are a United States person, as defined under the Code, and the certification requirements described in the last bullet point under “—U.S. Federal Withholding Tax” above have been met.

In general, you will be subject to information reporting, and possibly backup withholding, with respect to the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless (i) the certification requirements described above have been met and the payor does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, or (ii) you otherwise establish an exemption.

Any amounts withheld from payments to you under the backup withholding tax rules may be allowed as a credit against your U.S. Federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act (FATCA)

Sections 1471 through 1474 of the Code and Regulations thereunder (“FATCA”) generally impose U.S. federal withholding tax of 30% on interest income paid on a note to (i) a foreign financial institution (whether such foreign financial institution is the beneficial owner or an intermediary), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), and, in certain cases, to withhold on amounts paid to non-compliant U.S. account holders, or (ii) a foreign entity that is not a financial institution (whether such foreign entity is the beneficial owner or an intermediary), unless such entity provides the applicable withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally include any U.S. person who directly or indirectly owns more than 10% of the entity. An intergovernmental agreement between the U.S. and the applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements.

We will not pay additional amounts or “gross up” payments to holders of the notes as a result of any taxes or withholding imposed under FATCA. Under certain circumstances, a holder may be eligible for a refund or credit of such tax or withholding. Each holder should consult with its tax advisor regarding the implications of this legislation on its investment in the notes.

UNDERWRITING

We intend to offer the notes through the underwriters. Subject to the terms and conditions contained in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters and the underwriters have severally agreed to purchase from us, the principal amount of the notes listed opposite their names below.

Underwriters	Principal Amount of Notes
J.P. Morgan Securities LLC	$
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
UBS Securities LLC
Total	$

To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect sales of notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of the notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the several underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters initially propose to offer the notes directly to the public at the public offering price that appear on the cover page of this prospectus supplement and to certain dealers at that price less a selling concession not in excess of           % of the principal amount of the notes, to certain other brokers or dealers. The underwriters may allow, and the dealers may reallow, a discount not in excess of           % of the principal amount of notes to other dealers. After the initial offering of the notes to the public, the underwriters may vary the offering prices and other selling terms of the notes from time to time.

The expenses of the offering, not including the underwriting discount, are estimated to be $            and are payable by us.

We expect that delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the           business day following the date of pricing of the notes (this settlement cycle being referred to as “T+            ”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade the notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+           , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing should consult their own advisor.

New Issues of Notes

There are no established trading markets for the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of any trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected.

Price Stabilization and Short Positions

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market prices of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the prices of the notes. If the underwriters create any short positions in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of this prospectus, the underwriters may reduce such short positions by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, affiliates of Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and UBS Securities LLC are lenders, agents or arrangers under one or both of our existing revolving credit facilities.

Furthermore, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriter or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes. Any such credit default swaps or short positions could adversely affect future trading prices of the notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

VALIDITY OF THE NOTES

The validity of the notes will be passed upon by King & Spalding LLP. Certain legal matters relating to the notes will be passed upon for the underwriters by Gibson, Dunn & Crutcher LLP.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we subsequently file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed; provided, however, that, other than as expressly stated herein, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	Annual Report on Form 10-K for the year ended December 31, 2025 (including the portions of our Proxy Statement on Schedule 14A, filed on March 19, 2026 (as supplemented), incorporated by reference therein);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026; and

•	Current Reports on Form 8-K filed February 6, 2026, May 11, 2026, May 13, 2026, June 15, 2026 and August 12, 2026.

You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

United Parcel Service, Inc.

55 Glenlake Parkway, N.E.

Atlanta, Georgia 30328

Attention: Investor Relations

(404) 828-6000

PROSPECTUS Dated April 9, 2025

UNITED PARCEL SERVICE, INC.

$10,000,000,000

DEBT SECURITIES

PREFERRED STOCK

CLASS B COMMON STOCK

WARRANTS

We may offer and sell from time to time, in one or more offerings, up to an aggregate of $10,000,000,000 of any combination of the securities described in this prospectus, either individually or as units in combination, at prices and on terms determined at the time of any such offering, (1) debt securities, which may be senior debt securities or subordinated debt securities, (2) preferred stock, which we may issue in one or more series, (3) class B common stock or (4) warrants. Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about these securities. You should read this prospectus and any supplement carefully before you invest.

We may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts.

United Parcel Service, Inc.’s class B common stock is traded on the New York Stock Exchange under the trading symbol “UPS.” On April 1, 2025, the closing price of our class B common stock was $109.26.

We discuss risk factors relating to our company in filings we make with the Securities and Exchange Commission, including under “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024 and in subsequent filings, which are incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of securities may discuss certain risks of investing in those securities. You should carefully consider these risk factors and risks before investing in any of our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may, at any time and from time to time, in one or more offerings, sell up to $10,000,000,000 of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the offering, and this prospectus may not be used to offer or sell securities unless accompanied by the applicable prospectus supplement. The prospectus supplement may add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below in the section entitled “Where You Can Find More Information.”

We may also prepare free writing prospectuses to describe the terms of particular securities, which terms may vary from those described in this prospectus or any prospectus supplement. You therefore should carefully review any free writing prospectus in connection with your review of this prospectus and the applicable prospectus supplement.

You should rely only on the information contained in this prospectus or any prospectus supplement, including any information that we incorporate by reference, or any free writing prospectus that we distribute. We have not authorized anyone to provide you with different information, and we do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus or a prospectus supplement or contained in any free writing prospectus is accurate as of any date other than the date of the document. We are not making an offer of securities in any jurisdiction where the offer is not permitted.

Unless otherwise indicated, all references in this prospectus to “UPS,” “we,” “us” or “our” refer to United Parcel Service, Inc., a Delaware corporation, and its consolidated subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$.”

DESCRIPTION OF UPS

We were founded in 1907 and are a global package delivery and logistics provider. We offer a broad range of industry-leading products and services through our extensive global presence, serving over 200 countries and territories. Our services include transportation and delivery through our integrated air and ground network, distribution, contract logistics, ocean freight, airfreight, customs brokerage and insurance. In 2024, we delivered an average of 22.4 million packages per day, totaling 5.7 billion packages during the year. Total revenue in 2024 was $91.1 billion.

We have two reporting segments: U.S. Domestic Package and International Package. Our remaining businesses are reported as Supply Chain Solutions. U.S. Domestic Package and International Package are together referred to as our global small package operations.

Our principal executive office is located at 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, telephone (404) 828-6000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We make available free of charge on our Investor Relations website, www.investors.ups.com, all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, we routinely post important information, including news releases, announcements, materials provided or displayed at analyst or investor conferences, and other statements about our business and results of operations, that may be deemed material to investors on our Investor Relations website. We use our website as a means of disclosing material, nonpublic information and for complying with our disclosure obligations under Regulation FD. Investors should monitor our Investor Relations website in addition to following our press releases, public conference calls and webcasts. Information contained on our websites or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which you can access at https://www.sec.gov. You also may read reports and other information about us at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered part of this prospectus. Information that we file later with the SEC and that is incorporated by reference in this prospectus or any prospectus supplement will automatically update and may supersede information contained or incorporated by reference in this prospectus or any prospectus supplement.

We incorporate by reference in this prospectus the documents and portions of documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act on or after the date of the initial registration statement and prior to the effectiveness of the registration statement, and on or after the date of this prospectus and before the termination of the applicable offering described in the applicable prospectus and this prospectus (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules):

a.	Annual Report on Form 10-K for the year ended December 31, 2024 (including portions of our Proxy Statement on Schedule 14A, filed on March 17, 2025, incorporated by reference therein);

b.	Current Report on Form 8-K filed on March 3, 2025 (Item 5.02 only); and

c.	the description of UPS’s class B common stock, $.01 par value per share, set forth in the registration statement on Form 8-A filed on November 4, 1999 with the SEC pursuant to Section 12 of the Exchange Act, as updated by the description of UPS’s class B common stock $0.01 par value per share, set forth in Exhibit 4.39 to our Annual Report on Form 10-K for the year ended December 31, 2023, together with any subsequent amendment or report filed with the SEC for the purpose of updating this description.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. We will provide without charge to each person to whom this prospectus is delivered, including any beneficial owner, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) through our investor relations website at www.investors.ups.com or by oral request or by written request at the following address and telephone number: United Parcel Service, Inc., Attention: Investor Relations, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, telephone (404) 828-6000.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain statements, estimates or projections that constitute “forward-looking statements.” The words “will,” “believe,” “project,” “expect,” “estimate,” “assume,” “intend,” “anticipate,” “target,” “plan,” and variations thereof and similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements regarding our intent, belief and current expectations about our strategic direction, prospects, future results and other matters. These forward-looking statements are based on beliefs and assumptions of our management, and involve certain risks and uncertainties which could cause actual results to differ materially from those contained in any forward-looking statement.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement will be used for general corporate purposes. General corporate purposes may include the repayment of debt, funding capital expenditures, financing working capital needs, funding our operations, or financing potential acquisitions. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF THE DEBT SECURITIES

Description of Debt Securities

We will issue the debt securities under either: (i) an indenture, dated as of August 26, 2003 (as may be amended or supplemented from time to time), between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor to Citibank, N.A., as trustee; (ii) an indenture, dated as of September 30, 2022 (as may be amended or supplemented from time to time), between us and U.S. Bank Trust Company, National Association, as trustee; or (iii) an indenture, dated as of September 30, 2022 (as may be amended or supplemented from time to time), between us and Truist Bank, as trustee. The three indentures are substantially the same in all material respects. We have summarized the material provisions of the indentures below. When we refer to the “indenture” or the “trustee” with respect to any series of debt securities, we mean the indenture under which those debt securities are issued and the trustee acting pursuant to that indenture. Each indenture is included as an exhibit to the registration statement of which this prospectus is a part, and you should read each indenture for provisions that may be important to you. In the summary below, we have included references to section numbers of the indentures so that you can easily locate these provisions. Capitalized terms used in this “Description of Debt Securities” but not otherwise defined herein have the meaning specified in the indenture. You can obtain copies of the indentures on the SEC website described in the section entitled “Where You Can Find More Information.”

General

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures also generally do not limit our ability to incur additional debt and do not contain financial or similar restrictive covenants. The debt securities under each indenture will be unsecured and will rank equally with all of our other senior debt and senior to our subordinated debt, if any.

Unless we inform you otherwise in a prospectus supplement, the indentures do not contain any debt covenants or other provisions that would protect holders of the debt securities in the event we participate in a highly leveraged or other transaction that may adversely affect our creditworthiness.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the person or entity to whom any interest on the debt securities will be payable;

•	the date or dates on which the principal, premium, if any, or other form or type of consideration to be paid upon maturity on the debt securities, which we call the maturity consideration, will be payable or the method of determining maturity dates;

•	the rate or rates at which the debt securities will bear interest, if any, or any method by which the rate or rates will be determined, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the regular record date for any interest on any interest payment date;

•	any redemption dates, prices, rights, obligations and restrictions on the debt securities;

•	any mandatory or optional sinking fund, purchase fund or similar provisions;

•	whether payments of principal of or any premium or interest will be determined by an index, formula or other method and the manner in which these amounts will be determined;

•	the currency or currency unit in which principal and interest will be paid if other than U.S. dollars and whether the holder may elect payment to be made in a different currency;

•	the portion of the principal amount of the debt securities payable upon the acceleration of the maturity of the debt securities if other than the full principal amount;

•	if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount of the debt securities as of any such date for any purpose, including the principal amount of the debt securities that will be due and payable upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any date prior to the stated maturity;

•	whether the debt securities will be defeasible, in whole or any specified part, and whether some of our covenants will be defeasible and, if other than by a resolution of our board of directors or executive committee, the manner in which any election by us to defease the debt securities or covenants will be evidenced;

•	whether the debt securities will be issued in permanent global form and the circumstances under which the permanent global debt security may be exchanged;

•	whether, and the terms and conditions relating to when, we may satisfy some of our obligations with respect to the debt securities with regard to payment upon maturity, or any redemption or required repurchase or in connection with any exchange provisions by delivering to the holders securities (whether or not issued by, or the obligations of, us), cash or a combination of cash, securities and/or property;

•	any conversion or exchange provisions;

•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

•	any deletion of, addition to or change in the Events of Default and any change in the right of the trustee or the requisite holders of the debt securities to declare the principal amount due and payable;

•	any deletion of, addition to or change in the covenants that apply to the debt securities;

•	terms relating to the delivery of debt securities if they are to be issued upon the exercise of warrants;

•	whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons for any tax assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•	additional terms with respect to book-entry procedures; and

•	any other material terms of the debt securities not specified in this prospectus. (Section 3.01)

We may sell the debt securities, including original issue discount securities, at a substantial discount below their principal amount. Original issue discount securities bear no interest or bear interest at below market rates. We may describe special United States federal income tax considerations, if any, applicable to the debt securities sold at an original issue discount in the applicable prospectus supplement. In addition, we may describe special United States federal income tax or other considerations, if any, applicable to the debt securities that are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, in the applicable prospectus supplement. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Consolidation, Merger and Sale of Assets

Each indenture provides that we may not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all of our properties and assets substantially as an entirety to any person unless:

•	either we are the continuing corporation or the person formed by any consolidation or into which we are merged or the person that acquires by conveyance, transfer, or lease all or substantially all of our properties and assets shall be:

o	organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia; and

o	shall expressly assume all of our obligations under the debt securities and the applicable indenture;

•	immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

•	we or such person has delivered to the trustee an officer’s certificate and an opinion of counsel stating that such consolidation, merger, conveyance, transfer or lease and any supplemental indenture required in connection with such transaction comply with the applicable provisions of the indenture and that all conditions precedent in the indenture provided for or relating to such transaction have been satisfied.

Upon any consolidation or merger or any conveyance, transfer or lease of all or substantially all of our properties and assets in accordance with these provisions, the successor person formed by a consolidation, or into which we are merged or the successor person to which any conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of ours under the debt securities and the applicable indenture with the same effect as if that successor had been named as us therein; and thereafter, except in the case of a lease, we shall be discharged from all obligations and covenants under the debt securities and applicable indenture. (Sections 8.01 and 8.02)

Additional Covenants

Although the indentures generally do not contain financial or similar restrictive covenants, unless otherwise specified in any applicable prospectus supplement, the debt securities will contain the additional covenants described below that are not contained in the indentures.

Limitation on Secured Indebtedness

We will not create, assume, incur or guarantee, and will not permit any Restricted Subsidiary to create, assume, incur or guarantee, any Secured Indebtedness without making provision whereby the debt securities shall be secured equally and ratably with, or prior to, such Secured Indebtedness, together with, if we shall so determine, any other Indebtedness of us or any Restricted Subsidiary then existing or thereafter created that is not subordinate to the debt securities, so long as the Secured Indebtedness shall be outstanding, unless the Secured Indebtedness, when added to:

•	the aggregate amount of all Secured Indebtedness then outstanding (not including in this computation Secured Indebtedness if the debt securities are secured equally and ratably with (or prior to) such Secured Indebtedness and further not including in this computation any Secured Indebtedness that is concurrently being retired); and

•	the aggregate amount of all Attributable Debt then outstanding pursuant to Sale and Leaseback Transactions entered into by us after January 26, 1999, or entered into by a Restricted Subsidiary after January 26, 1999 or, if later, the date on which it became a Restricted Subsidiary (not including in this computation any Attributable Debt that is concurrently being retired);

would not exceed 10% of Consolidated Net Tangible Assets.

Limitation on Sale and Lease Back Transactions

We will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless (a) the sum of:

•	the Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction;

•	all Attributable Debt then outstanding pursuant to all other Sale and Leaseback Transactions entered into by us after January 26, 1999, or entered into by a Restricted Subsidiary after January 26, 1999 or, if later, the date on which it became a Restricted Subsidiary; and

•	the aggregate amount of all Secured Indebtedness then outstanding (not including in this computation Secured Indebtedness if the debt securities are secured equally and ratably with (or prior to) such Secured Indebtedness);

would not exceed 10% of Consolidated Net Tangible Assets, or (b) an amount equal to the greater of:

•	the net proceeds to us or the Restricted Subsidiary of the sale of the Principal Property sold and leased back pursuant to such Sale and Leaseback Transaction; and

•	the amount of Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction;

is applied to the retirement of Funded Debt of us or any Restricted Subsidiaries (other than Funded Debt that is subordinate to the debt securities or is owing to us or any Restricted Subsidiaries or is scheduled to mature within one year after consummation of such Sale and Leaseback Transaction) within 180 days after the consummation of such Sale and Leaseback Transaction.

Definitions

As used in this prospectus, the following definitions apply:

“Attributable Debt” means, as of the date of its determination, the present value (discounted semi-annually at an interest rate of 7.0% per annum) of the obligation of a lessee for rental payments pursuant to any Sale and Leaseback Transaction (reduced by the amount of the rental obligations of any sublessee of all or part of the same property) during the remaining term of such Sale and Leaseback Transaction (including any period for which the lease relating thereto has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales). In the case of any Sale and Leaseback Transaction in which the lease is terminable by the lessee upon the payment of a penalty, the rental payments shall be considered for purposes of this definition to be the lesser of the discounted values of:

a.	the rental payments to be paid under such Sale and Leaseback Transaction until the first date (after the date of such determination) upon which it may be so terminated plus the then applicable penalty upon such termination; and

b.	the rental payments required to be paid during the remaining term of such Sale and Leaseback Transaction (assuming such termination provision is not exercised).

“Finance Lease Obligation” means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a finance lease obligation under generally accepted accounting principles, and, for the purposes of the debt securities, the amount of such obligation at any date shall be the capitalized amount thereof at the applicable date, determined in accordance with such principles.

“Consolidated Net Tangible Assets” means at any date, the total assets appearing on our most recently prepared consolidated balance sheet as of the end of our fiscal quarter, prepared in accordance with generally accepted accounting principles, less all current liabilities as shown on such balance sheet and Intangible Assets.

“Funded Debt” means any indebtedness maturing by its terms more than one year from its date of issue, including any indebtedness renewable or extendable at the option of the obligor to a date later than one year from its original date of issue.

“Indebtedness” means

a.	any liability of any Person:

1.	for borrowed money, or under any reimbursement obligation relating to a letter of credit;

2.	evidenced by a bond, note, debenture or similar instrument, including a purchase money obligation, given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures, other than a trade payable or a current liability arising in the ordinary course of business;

3.	for the payment of money relating to a Finance Lease Obligation; or

4.	for Interest Rate Protection Obligations;

b.	any liability of others described in the preceding clause (a) that the Person has guaranteed or that is otherwise its legal liability; and

c.	any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.

“Intangible Assets” means at any date the value (net of any applicable reserves), as shown on or reflected in our most recently prepared consolidated balance sheet, prepared in accordance with generally accepted accounting principles, of

a.	all trade names, trademarks, licenses, patents, copyrights and goodwill;

b.	organizational and development costs;

c.	deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and

d.	unamortized debt discount and expense, less unamortized premium.

“Interest Rate Protection Obligations” of any Person means the obligations of that Person pursuant to any arrangement with any other Person whereby, directly or indirectly, that Person is entitled to receive from time to time periodic payments calculated by applying a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a floating rate of interest on the same notional amount.

“Liens” means any mortgage, lien, pledge, security interest, charge or encumbrance.

“Principal Property” means any land, land improvements, buildings and associated factory, distribution, laboratory and office equipment (excluding any motor vehicles, aircraft, mobile materials handling equipment, data processing equipment and rolling stock) constituting a distribution facility, operating facility, manufacturing facility, development facility, warehouse facility, service facility or office facility (including any portion thereof), which facility

a.	is owned by or leased to us or any Restricted Subsidiary,

b.	is located within the United States, and

c.	has an acquisition cost plus capitalized improvements in excess of 0.50% of Consolidated Net Tangible Assets as of the date of that determination, other than:

1.	any facility, or portion thereof, which has been financed by obligations issued by or on behalf of a State, a Territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof (other than a “substantial user” of the related facility or a “related Person” as those terms are used in Section 103 of the Internal Revenue Code) pursuant to the provisions of Section 103 of the Internal Revenue Code (or any similar provision hereafter enacted) as in effect at the time of issuance of the obligations;

2.	any facility that our board of directors may by resolution declare is not of material importance to us and the Restricted Subsidiaries taken as a whole; and

3.	any facility, or portion thereof, owned or leased jointly or in common with one or more Persons other than us and any Subsidiary and in which the interest of us and all Subsidiaries does not exceed 50%.

“Restricted Securities” means any shares of the capital stock or Indebtedness of any Restricted Subsidiary.

“Restricted Subsidiary” means

a.	any Subsidiary:

1.	which has substantially all its property within the United States of America;

2.	which owns or is a lessee of any Principal Property; and

3.	in which the investment of us and all other Subsidiaries exceeds 0.50% of Consolidated Net Tangible Assets as of the date of the determination; provided, however, that the term “Restricted Subsidiary” shall not include:

A.	any Subsidiary (x) primarily engaged in the business of purchasing, holding, collecting, servicing or otherwise dealing in and with installment sales contracts, leases, trust receipts, mortgages, commercial paper or other financing instruments, and any collateral or agreements relating thereto, including in the business, individually or through partnerships, of financing, whether through long- or short-term borrowings, pledges, discounts or otherwise, the sales, leasing or other operations of us and the Subsidiaries or any of them, or (y) engaged in the business of financing the assets and operations of third parties, and (z) in any case, not, except as incidental to such financing business, engaged in owning, leasing or operating any property which, but for this proviso, would qualify as Principal Property; or

B.	any Subsidiary acquired or organized after January 26, 1999, for the purpose of acquiring the stock or business or assets of any Person other than us or any Restricted Subsidiary, whether by merger, consolidation, acquisition of stock or assets or similar transaction analogous in purpose or effect, so long as such Subsidiary does not acquire by merger, consolidation, acquisition of stock or assets or similar transaction analogous in purpose or effect all or any substantial part of the business or assets of us or any Restricted Subsidiary; and

b.	any other Subsidiary that is hereafter designated by our board of directors as a Restricted Subsidiary.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by us or any Restricted Subsidiary of any Principal Property (whether the Principal Property is now owned or hereafter acquired) that has been or is to be sold or transferred by us or a Restricted Subsidiary to any Person, other than:

a.	leases for a term, including renewals at the option of the lessee, of not more than three years;

b.	leases between us and a Restricted Subsidiary or between Restricted Subsidiaries; and

c.	leases of Principal Property executed by the time of, or within 180 days after the latest of, the acquisition, the completion of construction or improvement (including any improvements on property that will result in the property becoming Principal Property), or the commencement of commercial operation of the Principal Property.

“Secured Indebtedness” means Indebtedness of us or a Restricted Subsidiary that is secured by any Lien upon any Principal Property or Restricted Securities, and Indebtedness of us or a Restricted Subsidiary in respect of any conditional sale or other title retention agreement covering Principal Property or Restricted Securities; but “Secured Indebtedness” shall not include any of the following:

a.	Indebtedness of us and the Restricted Subsidiaries outstanding on January 26, 1999, secured by then-existing Liens upon, or incurred in connection with conditional sales agreements or other title retention agreements with respect to Principal Property or Restricted Securities;

b.	Indebtedness that is secured by:

1.	purchase money Liens upon Principal Property acquired after January 26, 1999,

2.	Liens placed on Principal Property after January 26, 1999, during construction or improvement thereof (including any improvements on property which will result in the property becoming Principal Property) or placed thereon within 180 days after the later of acquisition, completion of construction or improvement or the commencement of commercial operation of the Principal Property or improvement, or placed on Restricted Securities acquired after January 26, 1999, or

3.	conditional sale agreements or other title retention agreements with respect to any Principal Property or Restricted Securities acquired after January 26, 1999, if (in each case referred to in this subparagraph (b)) (x) the related Lien or agreement secures all or any part of the Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the Principal Property or improvement or Restricted Securities and (y) the related Lien or agreement does not extend to any Principal Property or Restricted Securities other than the Principal Property so acquired or the Principal Property, or portion thereof, on which the property so constructed or any improvement is located; provided, however, that the amount by which the aggregate principal amount of Indebtedness secured by any Lien or agreement exceeds the cost to us or the Restricted Subsidiary of the related acquisition, construction or improvement will be considered to be “Secured Indebtedness;”

c.	Indebtedness that is secured by Liens on Principal Property or Restricted Securities, which Liens exist at the time of acquisition (by any manner whatsoever) of the Principal Property or Restricted Securities by us or a Restricted Subsidiary

d.	Indebtedness of Restricted Subsidiaries owing to us or any other Restricted Subsidiary and Indebtedness of us owing to any Restricted Subsidiary;

e.	In the case of any corporation that becomes (by any manner whatsoever) a Restricted Subsidiary after January 26, 1999, Indebtedness that is secured by Liens upon, or conditional sale agreements or other title retention agreements with respect to, its property that constitutes Principal Property or Restricted Securities, which Liens exist at the time the related corporation becomes a Restricted Subsidiary;

f.	Guarantees by us of Secured Indebtedness and Attributable Debt of any Restricted Subsidiaries and guarantees by a Restricted Subsidiary of Secured Indebtedness and Attributable Debt of us and any other Restricted Subsidiaries;

g.	Indebtedness arising from any Sale and Leaseback Transaction;

h.	Indebtedness secured by Liens on property of us or a Restricted Subsidiary in favor of the United States of America, any State, Territory or possession thereof, or the District of Columbia, or any department, agency or instrumentality or political subdivision of the United States of America or any State, Territory or possession thereof, or the District of Columbia, or in favor of any other country or any political subdivision thereof, if the related Indebtedness was incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to the Lien; provided, however, that the amount by which the aggregate principal amount of Indebtedness secured by any Lien exceeds the cost to us or the Restricted Subsidiary of the related acquisition or construction will be considered to be “Secured Indebtedness;”

i.	Indebtedness secured by Liens on aircraft, airframes or aircraft engines, aeronautic equipment or computers and electronic data processing equipment; and

j.	The replacement, extension or renewal, or successive replacements, extensions or renewals, of any Indebtedness, in whole or in part, excluded from the definition of “Secured Indebtedness” by subparagraphs (a) through (i) above; provided, however, that no Lien securing, or conditional sale or title retention agreement with respect to, the Indebtedness will extend to or cover any Principal Property or any Restricted Securities, other than the property that secured the Indebtedness so replaced extended or renewed, plus improvements on or to any such Principal Property, provided further, however, that to the extent that replacement, extension or renewal increases the principal amount of Indebtedness secured by the Lien or is in a principal amount in excess of the principal amount of Indebtedness excluded from the definition of “Secured Indebtedness” by subparagraphs (a) through (i) above, the amount of the increase or excess will be considered to be “Secured Indebtedness.”

In no event shall the foregoing provisions be interpreted to mean that the same Indebtedness is included more than once in the calculation of “Secured Indebtedness” as that term is used in the debt securities.

Events of Default

Each indenture defines an Event of Default with respect to any series of debt securities as any one of the following events:

1.	failure to pay any interest on the debt securities of that series when due, continued for 30 days;

2.	failure to pay any principal of or premium on the debt securities of that series when due, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise;

3.	failure to deposit any sinking fund payment when due on the debt securities of that series;

4.	failure to perform or the breach of any covenant or warranty in the indenture applicable to the debt securities of that series, continued for 60 days after written notice as provided in the indenture; or

5.	certain events involving our bankruptcy, insolvency or reorganization. (Section 5.01)

If an Event of Default occurs and is continuing with respect to the debt securities of any series, other than an Event of Default referred to in clause (5) above, either the trustee or the holders of 25% in principal amount, or if the debt securities are not payable at maturity for a fixed principal amount, 25% of the aggregate issue price, of the outstanding debt securities of that series, each series acting as a separate class, may declare the principal of the debt securities of that series, or an other amount or property, as may be provided for in the debt securities of that series, to be due and payable. If an Event of Default described in clause (5) above with respect to the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of that series, or such other amount or property, as may be provided for in the debt securities of that series (or, in the case of any original issue discount security, such portion of the principal as may be specified in its terms) will automatically, and without any action by the trustee or any holder, become immediately due and payable. (Section 5.02).

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of all holders of debt securities of the series, waive any past default under the applicable indenture with respect to the debt securities of the series, except a default in the delivery or payment of the maturity consideration or interest on any debt security of the series, and default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series. (Section 5.13)

Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or discretion of any of the holders, unless the holders shall have offered to the trustee security or indemnity satisfactory to the trustee. (Section 6.03). Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. (Section 5.12)

No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

1.	the holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of that series,

2.	the holders of at least 25% in aggregate principal amount, or if the debt securities are not payable at maturity for a fixed principal amount, the aggregate issue price of the outstanding debt securities of that series, have made written request to the trustee to institute a proceeding as trustee,

3.	the holder or holders have offered to the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request, and

4.	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount or, if the debt securities are not payable at maturity for a fixed principal amount, the aggregate issue price of the outstanding debt securities of that series, a direction inconsistent with the request, within 60 days after the notice, request and offer. (Section 5.07)

However, these limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of delivery or payment of the maturity consideration relating to, or interest on, the debt security on or after the applicable due date specified in the debt security. (Section 5.08)

We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable indenture and, if so, specifying all known defaults. (Section 10.04)

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions on an Event of Default.

Defeasance and Covenant Defeasance

If and to the extent indicated in any applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 13.02 of the applicable indenture, relating to defeasance and discharge of Indebtedness, or Section 13.03 of the indenture, relating to defeasance of certain restrictive covenants in the indenture, applied to the debt securities of any series, or to any specified part of a series. Defeasance refers to the discharge of some or all of our obligations under the indenture. (Section 13.01)

Defeasance and Discharge

Each indenture provides that, upon our exercise of our option to have Section 13.02 of the indenture apply to any debt securities, we will be deemed to have been discharged from all obligations with respect to the debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold money for payment in trust) upon the irrevocable deposit in trust for the benefit of the holders of the debt securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the debt securities on the respective Stated Maturities in accordance with the terms of the indenture and the debt securities. Defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that, we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in any case to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge were not to occur. (Sections 13.02 and 13.04)

Defeasance of Covenants

Each indenture provides that, upon our exercise of our option to have Section 13.03 of the indenture apply to any debt securities, we may omit to comply with and shall have no liability in respect of certain restrictive covenants, including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (4) (with respect to restrictive covenants) under “Events of Default” and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an Event of Default, in each case with respect to the debt securities. In order to exercise this option, we will be required to irrevocably deposit, in trust for the benefit of the holders of the debt securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the debt securities on the respective Stated Maturities in accordance with the terms of the indenture and the debt securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. In the event we exercised this option with respect to any debt securities and the debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on the debt securities upon any acceleration resulting from the Event of Default. In that case, we would remain liable for the payments. (Sections 13.03 and 13.04)

Modification of the Indentures

Each indenture provides that we and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purpose, among other things, of adding to our covenants, adding additional Events of Default, establishing the form or terms of debt securities or curing ambiguities or inconsistencies in the indenture or making other provisions, provided that any action to cure ambiguities or inconsistencies not adversely affect the interests of the holders of any outstanding series of debt securities in any material respect. (Section 9.01)

Modifications and amendments of each indenture may be made by us and the applicable trustee with the consent of the holders of a majority in aggregate principal amount or, if the debt securities are not payable at maturity for a fixed principal amount, the aggregate issue price, of the outstanding debt securities of each series affected thereby, except that no modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,

1.	change the stated maturity of the maturity consideration or any installment of maturity consideration or interest on, any debt security,

2.	reduce the principal amount of or reduce the amount or change the type of maturity consideration or reduce the rate of interest on, or any premium payable upon the redemption of, or the amount of maturity consideration of an original issue discount security or any other debt security that would be due and deliverable or payable upon a declaration of acceleration of the maturity thereof upon the occurrence of an Event of Default, of any debt security,

3.	change the place of payment where, or the coin or currency in which, any maturity consideration or interest on any debt security are deliverable or payable,

4.	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security,

5.	reduce the percentage in principal amount or aggregate issue price, as the case may be, of debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or

6.	modify the requirements contained in the indenture for consent to or approval of certain matters, except to increase any percentage for a consent or approval or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each debt security affected thereby. (Section 9.02)

A supplemental indenture that changes or eliminates any covenant or other provision of the applicable indenture which has been expressly included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of debt securities of the series with respect to the covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series. (Section 9.02)

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all the debt securities of the series, waive compliance by us with certain restrictive provisions of the applicable indenture. (Section 10.07)

Form, Exchange and Transfer

Subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent we designate for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Registration of transfer or exchange will be effected by the security registrar or the transfer agent, as the case may be, when the security registrar or transfer agent is satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar. (Section 3.05)

We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. (Section 10.02)

If debt securities of any series are to be redeemed in part, we will not be required to:

•	issue, register the transfer of or exchange any debt security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt security that may be selected for redemption and ending at the close of business on the day of such mailing, or

•	register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 3.05)

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any Interest Payment Date will be made to the person in whose name the security, or one or more predecessor securities, is registered at the close of business on the Regular Record Date for payment of interest. (Section 3.07)

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium, maturity consideration and interest on the debt securities of a particular series (other than a global security) will be payable or deliverable at the office of the paying agent or paying agents as we may designate for that purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled to the payment as that address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee in The City of New York will be designated as our sole paying agent for payments and deliveries with respect to debt securities of each series. Any other paying agents initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Section 10.02)

All consideration paid or delivered to a paying agent for the payment or delivery of the principal of or any premium, maturity consideration or interest on any debt security that remains unclaimed at the end of two years after such principal, premium, maturity consideration or interest has become due and payable or deliverable will be repaid to us, and the holder of the debt security thereafter, as an unsecured general creditor, may look only to us for payment or delivery thereof. (Section 10.03)

Book-Entry, Delivery and Form of Debt Securities

The debt securities will be issued in book-entry form through The Depository Trust Company, which we refer to along with its successors in this capacity as “DTC.” DTC will act as securities depositary for the debt securities. The debt securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. The debt securities will be accepted for clearance by DTC. Beneficial interests in the debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC (in the United States) and its direct and indirect participants, including Euroclear and Clearstream (in Europe). Owners of beneficial interests in the debt securities will receive all payments relating to their debt securities in U.S. dollars. One or more fully registered global security certificates, representing the aggregate principal amount of debt securities issued, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in the debt securities, so long as the debt securities are represented by global security certificates.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, referred to as “indirect participants,” such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each beneficial owner of debt securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through whom the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of debt securities other than DTC or its nominees will not be recognized by the registrar and transfer agent as registered holders of the debt securities entitled to the rights of holders thereof. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices, if any, will be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the omnibus proxy). DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the applicable indenture only at the direction of one or more participants to whose accounts with DTC the debt securities are credited.

As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all debt securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of debt securities. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the debt securities represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of security certificates in exchange for beneficial interests in global security certificates; and

•	will not be considered to be owners or holders of the global security certificates or the debt securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of debt securities.

Payments with respect to debt securities represented by the global security certificates and all transfers and deliveries of debt securities will be made to DTC or its nominee, as the case may be, as the registered holder of the debt securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the trustee, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) are the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its direct or indirect participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the debt securities are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the debt securities will be printed and delivered to DTC. If an event of default with respect to the debt securities has occurred and is continuing, a holder may request that certificates for the debt securities be registered in such holder’s names.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Notices

Notices to holders of debt securities will be given by mail to the addresses of the holders as they may appear in the security register. (Section 1.06)

Title

We, the trustee and any agent of ours or the trustee’s may treat the Person in whose name a debt security is registered as the absolute owner of a debt security for the purpose of making payment and for all other purposes. (Section 3.08)

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 1.12)

Regarding The Trustees

The prospectus supplement relating to any series of debt securities will identify the trustee under the indenture for that series of debt securities. We have other customary banking relationships with each of The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), U.S. Bank Trust Company, National Association and Truist Bank in the ordinary course of business.

DESCRIPTION OF THE PREFERRED STOCK

The following is a description of general terms and provisions of the preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement.

All of the terms of the preferred stock are, or will be, contained in our restated certificate of incorporation or any resolutions which may be adopted by our board of directors relating to any series of the preferred stock, which will be filed with the SEC at or before the time we issue a series of the preferred stock.

We are authorized to issue up to 200,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, we have no shares of preferred stock outstanding. Subject to limitations prescribed by law, the board of directors is authorized at any time to:

•	issue one or more series of preferred stock;

•	determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and

•	determine the number of shares in any series.

The board of directors is further authorized to determine, for each series of preferred stock, and the prospectus supplement will set forth with respect to the series, the following information:

•	whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•	the dividend rate (or method for determining the rate);

•	the liquidation preference per share of that series of preferred stock, if any;

•	any conversion provisions applicable to that series of preferred stock;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the voting rights of that series of preferred stock, if any; and

•	the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

The preferred stock, when issued, will be fully paid and nonassessable.

Although it has no present intention to do so, our board of directors, without shareowner approval, may issue preferred stock with voting and conversion rights, which could adversely affect the voting power of the holders of common stock. If we issue preferred stock, it may have the effect of delaying, deferring or preventing a change of control.

DESCRIPTION OF THE COMMON STOCK

We are authorized to issue a total of 10,200,000,000 shares of common stock, of which:

•	4,600,000,000 are shares of class A common stock, par value $.01 per share, and

•	5,600,000,000 are shares of class B common stock, par value $.01 per share.

As of March 3, 2025, 113,582,393 shares of class A common stock were outstanding and 733,481,882 shares of class B common stock were outstanding.

We will issue only shares of class B common stock pursuant to this prospectus.

Generally, all shares of our common stock have the same relative rights, preferences and limitations, except as follows:

•	shares of class A common stock have 10 votes per share;

•	shares of class B common stock have one vote per share; and

•	shares of class A common stock may be converted at any time by the holder into an equal number of shares of class B common stock and, if transferred to certain transferees, are automatically converted into shares of class B common stock immediately upon transfer.

Our class B common stock is listed and traded on the New York Stock Exchange under the symbol “UPS.” There is no public market for our class A common stock.

Dividends may be paid on our common stock out of funds legally available for dividends, when and if declared by our board of directors. In the case of a distribution of our common stock, each class of common stock receives a distribution of only shares of the same class of common stock. For example, only shares of class B common stock may be distributed with respect to class B common stock.

Holders of our common stock are entitled to share ratably in any dividends and in any assets available for distribution on liquidation, dissolution or winding-up, subject, if any of our preferred stock is then outstanding, to any preferential rights of such preferred stock. Our common stock is not redeemable, has no subscription rights and does not entitle the holder to any preemptive rights.

The above description of our common stock is a summary and is subject to and qualified by reference to the applicable provisions of our restated certificate of incorporation, our amended and restated bylaws and relevant provisions of Delaware law. Our restated certificate of incorporation and amended and restated bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you can obtain these documents as described in the section entitled “Where You Can Find More Information.”

DESCRIPTION OF THE WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock or class B common stock. Warrants may be issued independently or together with our debt securities, preferred stock or class B common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to purchase class B common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	if applicable, the designation and terms of the preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of class B common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. Federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby from time to time in one or more of the following ways:

•	to or through one or more underwriter or dealers;

•	through one or more agents;

•	directly to one or more purchasers; or

•	through a combination of these methods.

The prospectus supplement with respect to each offering of securities will set forth the specific plan of distribution and the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Other than our class B common stock, which is listed on the New York Stock Exchange, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any class B common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities.

VALIDITY OF THE SECURITIES

The validity of the securities will be passed upon by King & Spalding LLP. Certain legal matters in connection with the securities will be passed upon for the underwriters by Gibson, Dunn & Crutcher LLP.

EXPERTS

The financial statements of United Parcel Service, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024 included in the Annual Report on Form 10-K incorporated by reference in this Prospectus, and the effectiveness of United Parcel Service, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

UNITED PARCEL SERVICE, INC.

$           Floating Rate Senior Notes due 2076

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan

Morgan Stanley

RBC Capital Markets

UBS Investment Bank

August           , 2026